UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 13, 2008

(Date of earliest event reported)

FNB CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-24141	54-1791618
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

105 Arbor Drive

Christiansburg, Virginia 24068

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 540-382-4951

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On February 13, 2008, FNB Corporation (“FNB”) and Virginia Financial Group, Inc. (“VFG”) issued a joint press release announcing that both companies’ shareholders have approved their proposed merger of equals. A copy of the press release is included as Exhibit 99.1 to this report and is incorporated herein by reference.

Carl T. Hagberg, the inspector of elections for the FNB special meeting, certified that of the 83% of FNB’s outstanding shares represented in person or by proxy at the meeting, 60.5% voted in favor of the merger, and 39.0% voted against. Overall, 50.3% of FNB’s outstanding shares voted in favor of the merger, and 32.4% of FNB’s shares voted against the merger.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release issued jointly by FNB Corporation and Virginia Financial Group, Inc. dated February 13, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FNB CORPORATION
(Registrant)

/s/ William P. Heath, Jr.
William P. Heath, Jr.
President and Chief Executive Officer

Date: February 14, 2008

EXHIBIT INDEX

99.1	Press release issued jointly by FNB Corporation and Virginia Financial Group, Inc. dated February 13, 2008.